Exhibit 99.1

EVI Industries Reports Record Results for Second Quarter of Fiscal 2023

Miami, Florida – February 9, 2023 – EVI Industries, Inc. (NYSE American: EVI) (“EVI” or the “Company”) announced record results in key performance measures for the three and six months ended December 31, 2022, and provided commentary on growth initiatives, technology deployments, and financial strength.

As a result of the consistent execution of its long-term focused buy-and-build growth strategy, the promotion of an entrepreneurial culture, and the benefits derived from investments in technology, EVI has established itself as a leading distributor and service provider in the highly fragmented North American commercial laundry industry. Since the commencement of its long-term growth strategy, the Company has grown from one business operating from a single location in the state of Florida to twenty-four businesses operating from 34 locations across 19 states. In addition, the Company has been building its business through organic growth initiatives with a focus on enhancing its customer value proposition by offering a wider array of products, increasing the availability and quality of highly trained sales professionals, and installation and service technicians, and improving customer support. The Company has also made significant investments in the deployment of advanced technologies aimed to drive operating efficiencies and provide management improved business intelligence to support future investments. As a result, since 2016, revenue, net income and adjusted EBITDA have grown at compounded annual growth rates (CAGR) of 39%, 23% and 34%, respectively, reflecting strong performance amid consistent investment in buying and building businesses.

Henry M. Nahmad, EVI’s Chairman and CEO commented: “EVI is a collection of ambitious people, bound by an entrepreneurial culture and core values, focused on winning. That is our formula for success. In 2015, we embarked on a long-term journey to build the undisputed leader in and around the commercial laundry industry and in doing so, produce attractive returns for our shareholders. Today’s results establish new records for revenue, gross profit, gross margin, operating income, net income, earnings per share, and adjusted EBITDA for the three and six-month periods ended December 31, 2022. We are proud of the results, but we remain focused on achieving a higher level of growth and optimization in pursuit of our long-term goal to build a multibillion-dollar enterprise.”

Summary of the Company’s Achievements For the Three and Six Months Ended December 31, 2022

▪	Produced record operating results in key metrics for the three and six months ended December 31, 2022
▪	Completed the twenty-third business acquisition since the inception of its buy-and-build growth strategy
▪	Sustained a strong balance sheet while investing in growth, working capital, and advanced technologies
▪	New customer sales order contracts kept pace with the prior quarter
▪	Successfully deployed advanced technologies and achieved incremental operating efficiencies

Three-Month Results (compared to the three months ended December 31, 2021)

▪	Revenue increased 36% to a record $82.6 million
▪	Gross profit increased 48% to a record $24.8 million
▪	Gross margin improved 230 basis points to a record 30.0%
▪	Gross margin, net of longer-term customer contracts, was a record 30.7%
▪	Operating income increased 275% to a record $3.6 million
▪	Net income increased 321% to a record $2.2 million
▪	Diluted earnings per share increased to a record $0.15
▪	Adjusted EBITDA increased 94% to a record $5.9 million and increased 220 basis points to approximately 7.2%

Six-Month Results (compared to the six months ended December 31, 2021)

▪	Revenue increased 33% to a record $166.1 million
▪	Gross profit increased 43% to a record $49.3 million
▪	Gross margin improved 200 basis points to a record 29.7%
▪	Gross margin, net of longer-term customer contracts, was a record 30.2%

▪	Operating income increased 121% to a record $8.0 million
▪	Net income increased 99% to a record $5.1 million
▪	Diluted earnings per share increased to a record $0.35
▪	Adjusted EBITDA increased 67% to a record $12.4 million and increased 150 basis points to approximately 7.5%

Results of Operations

The Company reported record revenue of approximately $83 million and $166 million for the three and six-month periods ended December 31, 2022, an increase of 36% and 33% respectively, compared to the same periods of the prior fiscal year. Revenue growth reflects exceptional performance by the Company’s over 125 sales professionals, effective completion of installation and maintenance services by the Company’s nearly 300 technicians, and diligent fulfillment of customer sales order contracts by the Company’s over 100 sales and service support personnel. These efforts were bolstered by the Company’s investment in securing inventory to support new confirmed customer sales order contracts and immediate customer needs.

This revenue performance resulted in record net income and adjusted EBITDA, including record adjusted EBITDA margin of 7.2% and 7.5% for the three and six-month periods ended December 31, 2022, respectively. These results include a 34% increase in SG&A for the six-month period ended December 31, 2022, with 70% of such increase attributable to increased selling expenses and general and administrative expenses in connection with acquired businesses. EVI believes its performance provides evidence that the Company’s return on investments made in pursuit of growth, and its modernized and optimized operations are yielding an increasingly greater level of operating leverage.

Acquisitions

During the second fiscal quarter, the Company completed the acquisition of Wholesale Commercial Laundry Equipment SE (“WCL”), a distributor of commercial laundry products and a provider of related technical installation and maintenance services to the on-premise and vended laundry segments of the commercial laundry industry in the southeast region of the United States. The acquisition of WCL enhances the Company’s brand name product offering, expands the Company’s geographic footprint, adds talented industry professionals, and increases the Company’s customer base.

Mr. Nahmad commented: “The completion of our twenty-third acquisition in the commercial laundry distribution and service industry is a testament to the positive reputation we have established in our industry and the continued support of our long-term buy-and-build growth strategy among the independent entrepreneurs across our industry. Given our financial strength and flexibility, our team continues to collaborate with our regional and business unit leaders in the pursuit of additional buy opportunities in and around the commercial laundry industry.”

Financial Strength and Ample Liquidity

Net debt on December 31, 2022, was $32.5 million, which reflects a $9 million increase as compared to June 30, 2022. The increase in net debt is the result of the Company’s continued investment in working capital and the acquisitions completed during the six months ended December 31, 2022. The $11 million increase in inventory as compared to June 30, 2022, primarily reflects inventory acquired in connection with industrial projects, OPL equipment, and vended laundries pending installation and increased stock inventory, reflecting the continuation of supply chain constraints, in an effort to better support short-term customer needs.

Mr. Nahmad commented: “Our prudent capital allocation strategy combined with solid and continuously improving operating performance provides for a strong financial position, which we believe serves as a significant competitive advantage during these times. Given our financial position and ample access to capital, we are well-positioned for continued growth.”

EVI’s Core Principles

EVI upholds specific core values and principles for its business including:

▪	Invest and manage with a long-term perspective
▪	Uphold financial discipline to ensure financial strength and flexibility
▪	Respect the entrepreneurs and management teams that join the EVI Family
▪	Operate as a local business and empower leaders to make local decisions
▪	Promote an entrepreneurial culture
▪	Instill a growth mindset and culture of continuous improvement
▪	Incentive and reward performance with equity participation
▪	Establish strong relationships with our OEM partners

Mr. Nahmad further added: “These core contents of our business culture successfully guided us to build the foundation of EVI. We believe that with thoughtfulness, a commitment to disciplined investing, and the courage to execute with conviction, we can and will achieve sustainable long-term success.”

Earnings Conference Call and Additional Information

The Company has provided a pre-recorded earnings conference call, including a business update, which can be accessed in the “Investors” section of the Company’s website at www.evi-ind.com or by visiting https://ir.evi-ind.com/message-from-the-ceo. For additional information regarding the Company’s results for the three and six months ended December 31, 2022, please see the Company’s Current Report on Form 10-Q for the quarter ended December 31, 2022, as filed with the Securities and Exchange Commission on or about the date hereof.

Use of Non-GAAP Financial Information

In this press release, EVI discloses the non-GAAP financial measure of Adjusted EBITDA, which EVI defines as earnings before interest, taxes, depreciation, amortization, and amortization of share-based compensation. Adjusted EBITDA is determined by adding interest expense, income taxes, depreciation, amortization, and amortization of share-based compensation to net income, as shown in the attached statement of Condensed Consolidated Earnings before Interest, Taxes, Depreciation, Amortization, and Amortization of Share-based Compensation. EVI considers Adjusted EBITDA to be an important indicator of its operating performance. Adjusted EBITDA is also used by companies, lenders, investors and others because it excludes certain items that can vary widely across different industries or among companies within the same industry. For example, interest expense can be dependent on a company’s capital structure, debt levels and credit ratings, and the tax positions of companies can vary because of their differing abilities to take advantage of tax benefits and because of the tax policies of the jurisdictions in which they operate. Adjusted EBITDA should not be considered as an alternative to net income or any other measure of financial performance or liquidity, including cash flow, derived in accordance with GAAP, or to any other method of analyzing EVI’s results as reported under GAAP. In addition, EVI’s definition of Adjusted EBITDA may not be comparable to definitions of Adjusted EBITDA or other similarly titled measures used by other companies.

About EVI Industries

EVI Industries, Inc., through its wholly owned subsidiaries, is a value-added distributor and a provider of advisory and technical services. Through its vast sales organization, the Company provides its customers with planning, designing, and consulting services related to their commercial laundry operations. The Company sells and/or leases its customers commercial laundry equipment, specializing in washing, drying, finishing, material handling, water heating, power generation, and water reuse applications. In support of the suite of products it offers, the Company sells related parts and accessories. Additionally, through the Company’s robust network of commercial laundry technicians, the Company provides its customers with installation, maintenance, and repair services. The Company’s customers include retail, commercial, industrial, institutional, and government customers. Purchases made by customers range from parts and accessories to single or multiple units of equipment, to large complex systems as well as installation, maintenance, and repair services.

Safe Harbor Statement

Except for the historical matters contained herein, statements in this press release are forward-looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward looking statements may relate to, among other things, events, conditions, and trends that may affect the future plans, operations, business, strategies, operating results, financial position and prospects of the Company. Forward looking statements are subject to a number of known and unknown risks and uncertainties that may cause actual results, trends, performance or achievements of the Company, or industry trends and results, to differ materially from the future results, trends, performance or achievements expressed or implied by such forward looking statements. These risks and uncertainties include, among others, those associated with: general economic and business conditions in the United States and other countries where the Company operates or where the Company’s customers and suppliers are located; industry conditions and trends; credit market volatility; risks related to supply chain delays and disruptions and their impact on the Company’s business and results, including the Company’s ability to deliver products and provide services to its customers on a timely basis; risks relating to inflation, including the current inflationary trend, and the impact of inflation on the Company’s costs and its ability to increase the price of its products and services to offset such costs, and on the market for the Company’s products and services; risks related to labor shortages and increases in the costs of labor, and the impact thereof on the Company, including its ability to deliver products, provide services or otherwise meet customers’ expectations; risks relating to the COVID-19 pandemic and the impact thereof on the Company and its business, financial condition, liquidity and results and on the Company’s suppliers and customers, including risks related to potential audits of the loans received by the Company and certain of its subsidiaries under the Payroll Protection Program notwithstanding the previous forgiveness of the loans, and risks associated with vaccine mandates, including the potential loss of employees, fines for noncompliance and loss of, or future inability to secure, certain contracts, including with the federal government; risks associated with international relations and international hostilities, including actions of foreign governments and the impact thereof on economic conditions, including supply chain constraints and inflationary trends; risks relating to rising interest rates, including the impact thereof on the cost of the Company’s indebtedness and the Company’s ability to raise capital if deemed necessary or advisable, and the potential of a recession; risks related to the Company’s ability to implement its business and growth strategies and plans, including changes thereto, and the risk that the Company may not be successful in achieving its short or long-term goals; risks and uncertainties associated with the Company’s ”buy-and-build” growth strategy, including, without limitation, that the Company may not be successful in identifying or consummating, or be financially positioned or able to consummate, acquisitions or other strategic transactions, integration risks, risks related to indebtedness incurred by the Company in connection with the financing of acquisitions, dilution experienced by the Company’s existing stockholders as a result of the issuance of shares of the Company’s common stock in connection with acquisitions, risks related to the business, operations and prospects of acquired businesses, risks that suppliers of the acquired business may not consent to the transaction or otherwise continue its relationship with the acquired business following the transaction and the impact that the loss of any such supplier may have on the results of the Company and the acquired business, risks that the Company’s goals or expectations with respect to acquisitions and other strategic transactions may not be met, and risks related to the accounting for acquisitions; risks related to organic growth initiatives, including that they may not result in the benefits anticipated; risks that investments, including those in acquired businesses or otherwise in support of growth, investments in working capital, and investments in advanced technologies, and initiatives in furtherance thereof, including modernization and optimization initiatives, may not result in efficiency improvements, productivity gains, customer service benefits, market share growth, new customer acquisitions, margin improvements or other benefits anticipated and may result in disruptions to the Company’s operations, and expenses in connection with these investments and initiatives may be more costly than anticipated; technology changes; the risk that the Company’s performance and results, including revenues, net income and adjusted EBITDA may not continue to improve; risks relating to the Company’s relationships with its principal suppliers and customers, including the impact of the loss of any such relationship; risks related to the Company’s indebtedness; the availability, terms and deployment of debt and equity capital if needed for expansion or otherwise; the availability and cost of inventory purchased by the Company, and the risk that the sales of inventory subject to purchase orders may not be completed as or when expected, or at all; risks relating to the recognition of revenue, including the amount and timing thereof (including potential delays resulting from, among other circumstances, delays in installation (including due to delays in construction or the preparation of the customer’s facilities) or in receiving required supplies); and other economic, competitive, governmental, technological and other risks and factors discussed elsewhere in the Company’s filings with the SEC, including, without limitation, in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2022. Many of these risks and factors are beyond the Company’s control. Further, past performance and perceived trends may not be indicative of future results. The Company cautions that the foregoing factors are not exclusive. The reader should not place undue reliance on any forward-looking statement, which speaks only as of the date made. The Company does not undertake to, and specifically disclaims any obligation to, update, revise or supplement any forward-looking statement, whether as a result of changes in circumstances, new information, subsequent events or otherwise, except as may be required by law.

EVI Industries, Inc.

Condensed Consolidated Results of Operations (in thousands, except per share data)

	Unaudited	Unaudited	Unaudited	Unaudited
	6-Months Ended	6-Months Ended	3-Months Ended	3-Months Ended
	12/31/22	12/31/21	12/31/22	12/31/21

Revenues	$166,066	$124,443	$82,638	$60,702
Cost of Sales	116,749	89,997	57,826	43,895
Gross Profit	49,317	34,446	24,812	16,807
SG&A	41,290	30,806	21,168	15,836
Operating Income	8,027	3,640	3,644	971
Interest Expense, net	1,002	265	625	150
Income before Income Taxes	7,025	3,375	3,019	821
Provision for Income Taxes	1,954	828	795	293
Net Income	$5,071	$2,547	$2,224	$528

Net Income per Share
Basic	$0.35	$0.19	$0.16	$0.04
Diluted	$0.35	$0.18	$0.15	$0.04

Weighted Average Shares Outstanding
Basic	12,545	12,281	12,534	12,283
Diluted	12,782	12,713	12,654	12,768

EVI Industries, Inc.

Condensed Consolidated Balance Sheets (in thousands, except per share data)

	Unaudited
	12/31/22	06/30/22
Assets
Current assets
Cash	$4,383	$3,974
Accounts receivable, net	38,577	43,014
Inventories, net	60,088	49,359
Vendor deposits	2,208	1,728
Contract assets	8,780	1,519
Other current assets	6,820	6,018
Total current assets	120,856	105,612
Equipment and improvements, net	13,123	13,033
Operating lease assets	6,753	7,480
Intangible assets, net	25,181	26,234
Goodwill	72,895	71,039
Other assets	7,925	7,370
Total assets	$246,733	$230,768

Liabilities and Shareholders’ Equity
Current liabilities
Accounts payable and accrued expenses	$42,175	$42,026
Accrued employee expenses	8,320	8,508
Customer deposits	22,317	21,288
Contract liabilities	—	507
Current portion of operating lease liabilities	2,446	2,518
Total current liabilities	75,258	74,847
Deferred tax liabilities, net	4,844	4,666
Long-term operating lease liabilities	5,051	5,736
Long-term debt, net	36,852	27,840
Total liabilities	122,005	113,089

Shareholders' equity
Preferred stock, $1.00 par value	—	—
Common stock, $.025 par value	317	316
Additional paid-in capital	99,587	97,544
Retained earnings	27,960	22,889
Treasury stock	(3,136)	(3,070)
Total shareholders' equity	124,728	117,679
Total liabilities and shareholders' equity	$246,733	$230,768

EVI Industries, Inc.

Condensed Consolidated Statements of Cash Flows (in thousands) (unaudited)

	For the six months ended
	12/31/22	12/31/21
Operating activities:
Net income	$5,071	$2,547
Adjustments to reconcile net income to net cash used by operating activities:
Depreciation and amortization	2,912	2,476
Amortization of debt discount	12	27
Provision for bad debt expense	263	137
Non-cash lease expense	(30)	91
Stock compensation	1,482	1,320
Inventory reserve	(250)	(178)
Provision for deferred income taxes	178	424
Other	(183)	(14)
(Increase) decrease in operating assets:
Accounts receivable	4,501	(580)
Inventories	(9,166)	(7,790)
Vendor deposits	(480)	(727)
Contract assets	(7,261)	328
Other assets	(1,328)	(1,080)
Increase (decrease) in operating liabilities:
Accounts payable and accrued expenses	(519)	140
Accrued employee expenses	(290)	(1,196)
Customer deposits	723	6,310
Contract liabilities	(507)	(3,232)
Net cash used by operating activities	(4,872)	(997)

Investing activities:
Capital expenditures	(1,838)	(1,973)
Cash paid for acquisitions, net of cash acquired	(1,874)	—
Net cash used by investing activities	(3,712)	(1,973)

Financing activities:
Proceeds from long-term debt	32,000	25,000
Debt repayments	(23,000)	(22,000)
Repurchases of common stock in satisfaction of employee tax withholding obligations	(66)	(142)
Issuances of common stock under employee stock purchase plan	59	59
Net cash provided by financing activities	8,993	2,917
Net increase (decrease) in cash and cash equivalents	409	(53)
Cash and cash equivalents at beginning of period	3,974	6,057
Cash and cash equivalents at end of period	$4,383	$6,004

EVI Industries, Inc.

Condensed Consolidated Statements of Cash Flows (in thousands) (unaudited)

	For the six months ended
	12/31/22	12/31/21
Supplemental disclosures of cash flow information:
Cash paid for interest	$942	$238
Cash paid for income taxes	$888	$261

Supplemental disclosures of non-cash financing activities:
Common stock issued for acquisitions	$503	$—

The following table reconciles net income, the most comparable GAAP financial measure, to Adjusted EBITDA.

EVI Industries, Inc.

Condensed Consolidated Earnings before Interest, Taxes, Depreciation, Amortization, and Amortization of Share-based Compensation (in thousands)

	Unaudited	Unaudited	Unaudited	Unaudited
	6-Months Ended	6-Months Ended	3-Months Ended	3-Months Ended
	12/31/22	12/31/21	12/31/22	12/31/21

Net Income	$5,071	$2,547	$2,224	$528
Provision for Income Taxes	1,954	828	795	293
Interest Expense, Net	1,002	265	625	150
Depreciation and Amortization	2,912	2,476	1,466	1,240
Amortization of Share-based Compensation	1,482	1,320	802	841
Adjusted EBITDA	$12,421	$7,436	$5,912	$3,052

EVI Industries, Inc.

Henry M. Nahmad

Chairman and CEO

4500 Biscayne Blvd., Suite 340

Miami, Florida 33137

(305) 402-9300

Investor Relations

Michael Callahan

(203) 682-8311

info@evi-ind.com